Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 37 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-41180) and Amendment No. 86 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) for the Security Benefit Life Insurance Company SecureDesigns Variable Annuity.

/s/ ALISON POLLOCK

Alison Pollock
Topeka, Kansas
April 29, 2026